                                  ATTACHMENT A

                                   L E A S E

     THIS LEASE is made as of the 21 day of November, 1994, by and between GORDON N. WAGNER and PEGGY M. WAGNER, as Co-Trustees of the Wagner Living Trust, and JOSEPH W. BASINGER and VIOLA MARIE BASINGER (collectively, "Landlord") and HAWKER PACIFIC, INC., a California corporation ("Tenant"), who hereby mutually covenant and agree as follows:


              I.  GRANT, TERM, DEFINITIONS AND BASIC PROVISIONS

     1.0 GRANT. Landlord, for and in consideration of the rents and other sums herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby leases to Tenant, and Tenant hereby lets from Landlord, the improved real estate commonly known as 11310 Sherman Way, Sun Valley, California and legally described in Exhibit A attached hereto, together with all real property improvements and appurtenances belonging to or in any way pertaining to the same (collectively, the "Leased Premises").

     Landlord and Tenant hereby acknowledge that the lease dated March 26, 1987 (the "Existing Lease"), between Tenant and Landlord's predecessor-in-interest, with respect to the Leased Premises (the "Prior Lease"), shall terminate as of the Commencement Date, as defined hereinbelow.

     1.1 LEASE TERM. The term of this Lease (the "Term") shall commence upon the complete execution of this Lease (the "Commencement Date") and shall terminate on July 31, 2004 (the "Expiration Date"), unless sooner terminated in accordance with the terms of this Lease.

     1.2  BASIC LEASE PROVISIONS.

          (a)  Purpose (See Article III):  Any lawful purpose.

          (b)  Rent (See Paragraph 4.0.1)

                                            Annual           Monthly
                 Period                      Rent             Rent
                 ------                      ----             ----
          Commencement
          Date to July 31, 1995          $197,368.44       $16,447.37

          Periods subsequent to          Rent shall be adjusted in accordance
          July 31, 1995 during the       with Paragraph 4.0.1 hereof.
          Lease Term

          (c)  Payee (See Paragraph 4.0):  Peggy M. Wagner and
               Joseph W. Basinger.

          (d)  Payee's Address (See Paragraph 4.0):

          --------------------------------------------------------------------
          --------------------------------------------------------------------

          (e) Security Deposit (See Article V): Twenty-Five Thousand Three Hundred Sixty-Eight and 00/100 Dollars ($25,368.00).

          (f) Form of Insurance (See Article VI): The insurance specified in Paragraph 6.0 of this Lease.

          (g)  Tenant's Address (for notices) (See Paragraph 18.1):
          11310 Sherman Way, Sun Valley, California 91352.

          (h)  Landlord's Address (for notices) (See Paragraph 18.1):

          --------------------------------------------------------------------
          --------------------------------------------------------------------

                              II.  POSSESSION

     Tenant has examined and knows the condition of the Leased Premises (including, without limitation, the condition of all improvements), and Tenant hereby accepts the Leased Premises in its "AS IS" condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises, and accepts this Lease subject thereto and to all matters disclosed hereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of the Leased Premises for the conduct of Tenant's business. If Tenant vacates the Leased Premises, Tenant shall pay any increased insurance caused thereby.


                               III.  PURPOSE

     The Leased Premises shall be used and occupied only for the purpose set forth in Paragraph 1.2(a) hereof, except that no such use shall (a) constitute a public or private nuisance or waste, or (b) be unlawful. Except as expressly stated otherwise in this Lease or in the Agreement of which this Lease is Attachment A, Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Leased Premises.


                                 IV.  RENT

     4.0 RENT. Beginning with the Commencement Date, Tenant shall pay rent as set forth in Paragraph 1.2(b) hereof. Annual rent shall be payable in equal monthly installments, in advance, on the first day of each month during the Lease Term. Rent shall be prorated for partial years and months within the Term. Rent shall be paid to or upon the order of Payee at the Payee's Address. Landlord shall have the right to change the Payee or the Payee's Address by giving written notice thereof to Tenant.

     4.0.1 RENT ADJUSTMENTS. Annual rent shall be adjusted in accordance with this Paragraph 4.0.1.

     (a) The annual rent shall be adjusted as of August 1, 1995 and as of the first day of August of each year thereafter during the Term (each such date being referred to hereinafter as an "Adjustment Date"), according to the following computation:

          The base for computing the adjustment is the index figure for the month of August, 1994 (the "Base Index"), as shown in the Consumer Price Index ("CPI") for all urban consumers for the Los Angeles area (1982 - 1984 = 100) as published by the United States Department of Labor's Bureau of Labor Statistics.

          If the CPI for all urban consumers for the Los Angeles area published for the month preceding the month of the Adjustment Date, ("Adjustment Index") has changed over the Base Index, the annual rent for the following one-year period (until the next rent adjustment) shall be set by multiplying the sum of One Hundred Ninety-Seven Thousand Three Hundred Sixty-Eight and 44/100 Dollars ($197,368.44) by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Base Index. If the amount of annual rental increase cannot be ascertained at the time it is effective, it shall be paid within thirty (30) days after the time such increase is determined and notice thereof mailed to Tenant at the Leased Premises.

     (b) Notwithstanding the foregoing, the annual/monthly rent for each period from August 1, 1995 through the end of the Term of this Lease shall be at least the Minimum Annual/Monthly rent shown below, and shall be no greater than the Maximum Annual/Monthly rent shown below.

                                       Minimum             Maximum
                                       Annual/             Annual/
                                       Monthly             Monthly
             Period                    Rent                Rent
             ------                    ----                ----
August 1, 1995 - July 31, 1996         $203,289.49/        $209,210.54/
                                       $ 16,940.79         $ 17,434.21

August 1, 1996 - July 31, 1997         $209,388.17/        $221,763.17/
                                       $ 17,449.01         $ 18,480.26

August 1, 1997 - July 31, 1998         $215,669.81/        $235,068.96/
                                       $ 17,972.48         $ 19,589.08

August 1, 1998 - July 31, 1999         $222,139.90/        $249,173.09/
                                       $ 18,511.65         $ 20,764.42

August 1, 1999 - July 31, 2000         $228,804.09/        $264,123.47/
                                       $ 19,067.00         $ 22,010.28

August 1, 2000 - July 31, 2001         $235,668.21/        $279,970.87/
                                       $ 19,639.01         $ 23,330.90

August 1, 2001 - July 31, 2002         $242,738.25/        $296,769.12/
                                       $ 20,228.18         $ 24,730.76

August 1, 2002 - July 31, 2003         $250,020.39/        $314,575.26/
                                       $ 20,835.03         $ 26,214.60

August 1, 2003 - July 31, 2004         $257,521.00/        $333,449.77/
                                       $ 21,460.08         $ 27,787.48


     4.1 TAXES. For the period following the Commencement Date, Tenant shall pay all real estate taxes applicable to the Leased Premises during the Lease Term ("Taxes"). "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Leased Premises, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). All such payments shall be made prior to the delinquency date of such payment. Upon request of Landlord, Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the rate of seven and one-half percent (7.5%) per annum.

     4.1.1 JOINT ASSESSMENT. If the Leased Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     4.1.2 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     4.2 INTEREST ON LATE PAYMENTS. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, each and every payment of charges due hereunder, which shall not be paid within ten (10) days after such amount shall be due, shall bear interest at the rate of seven and one-half percent (7.5%) per annum or the maximum rate of interest permitted by law, whichever is less, from the date when same is payable under the terms of this Lease until the same shall be paid. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.


                             V.  SECURITY DEPOSIT

     As security for the performance of its obligations under this Lease, Landlord has received a security deposit (the "Security Deposit") in the amount specified in Subsection 1.2(e). The Security Deposit may be applied by Landlord to cure any default of Tenant hereunder following notice to Tenant and the expiration of applicable cure periods. If Tenant has not cured said default within the applicable cure period, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default. Unless Tenant disputes Landlord's application of all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Within thirty (30) days after the Expiration Date and after Tenant has vacated the Leased Premises, Landlord shall return the balance of the Security Deposit, if any, to Tenant or Tenant's assignee.

                                VI. INSURANCE

     6.0 KINDS AND AMOUNTS. During the term of this Lease, Tenant shall procure and maintain policies of insurance, at its sole cost and expense, insuring:

     (a) Landlord and Tenant from all claims, demands or actions for bodily injury or property damage in an amount of not less than Five Hundred Thousand Dollars ($500,000) combined single limit made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the operation of the Leased Premises by Tenant.

     (b) Landlord's interest in all improvements located on the Leased Premises against property damage in an amount equal to the full replacement value.

     (c) Loss of rent from business interruption in an amount equal to the rent reserved for a period of six (6) months under this Lease.

      6.1  FORM OF INSURANCE.   The aforesaid insurance shall be issued by
companies rated A- or better in BEST'S INSURANCE GUIDE at the time such insurance is procured, shall be qualified to do business in California, and shall contain standard loss payee clauses satisfactory to Landlord and Landlord's mortgagee. The aforesaid insurance shall not be subject to cancellation or non-renewal by either the insurance carrier or the insured except after at least thirty (30) days prior written notice to Landlord and any mortgagee of Landlord. Certificates of insurance shall be deposited with Landlord, naming the same as additional insured with respect to Tenant's liability coverage.

     6.2 MUTUAL WAIVER OF SUBROGATION RIGHTS. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Leased Premises, and
(b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage. Notwithstanding anything to the contrary contained in this Paragraph, nothing herein is intended to waive or affect, and Tenant specifically reserves, all of its rights against Landlord to recover any and all of the amount of any deductible or self-insured retention that Tenant has incurred as a result of any loss, cost, damage or expense.


                        VII.  DAMAGE OR DESTRUCTION

     7.0 PARTIAL DAMAGE -- INSURED. For purposes of this Article VII, damage to the Leased Premises shall be considered "Partial Damage" only if less than twenty-five percent (25%) of the floor area of the improvements on the Leased Premises is damaged by a casualty. Subject to the provisions of Paragraph
7.3, if the Leased Premises suffer Partial Damage and such Partial Damage was caused by a casualty covered under an insurance policy required to be maintained pursuant to Article VI, Landlord shall at Landlord's expense repair such Partial

Damage as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the Tenant is the insuring party, and if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant may, at Tenant's option, contribute the required amount, but upon failure to do so within thirty (30) days following such notice, Landlord's sole remedy shall be, at Landlord's option and with no liability to Tenant, to cancel and terminate this lease as of the date of the casualty. If Tenant shall contribute such amount to Landlord within said thirty (30) day period, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any such amount so contributed.

     7.1 PARTIAL DAMAGE -- UNINSURED. Subject to the provisions of Paragraph 7.3, if at any time during the term hereof the Leased Premises suffer Partial Damage, except by a willful act of Tenant, and such Partial Damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Article VI, Landlord may at Landlord's option either (a) repair such Partial Damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice to Tenant within thirty (30) days after the date of the occurrence of such Partial Damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such Partial Damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such Partial Damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten (10) day period this Lease shall be cancelled and terminated as of the date of the occurrence of such Partial Damage.

     7.2 TOTAL DESTRUCTION. Notwithstanding anything else in this Article VII, damage to the Leased Premises shall be considered "Total Destruction" of the Leased Premises if (a) twenty-five percent (25%) or more of the floor area of the improvements on the Leased Premises is damaged by a casualty, or
(b) as a result of a casualty, Tenant is unable to conduct its business in the normal course of business. If at any time during the term hereof the Leased Premises suffer Total Destruction from any cause whether or not covered by the insurance required to be maintained pursuant to Article VI (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such Total Destruction.

     7.3 DAMAGE NEAR END OF TERM. If the Leased Premises suffer Partial Damage during the last twelve (12) months of the term of this Lease, either party may at its option cancel and terminate this Lease as of the date of occurrence of such Partial Damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such Partial Damage.

     7.4  ABATEMENT OF RENT; TENANT'S REMEDIES.

     (a) If the Leased Premises are partially destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this Article, the rent payable under Article 4 and all other payments Tenant is obligated to pay under this Lease for the period during which such damage, repair, or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Leased
     Premises is impaired; provided, however, that in no case shall such abatement be less than if the abatement was calculated pro rata based on the amount of square footage damaged or destroyed.
     Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, or restoration, unless such damage or destruction was caused by a willful act of Landlord, or such repair or restoration was performed in a negligent or willfully dangerous or unstable manner.

     (b) If Landlord shall be obligated to repair or restore the Leased Premises under the provisions of this Paragraph 7.0 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of the casualty.

     7.5 PROMPT REPAIR. If, under Paragraphs 7.0 or 7.1, Landlord is obligated or chooses to repair Partial Damage to the Leased Premises, Tenant may terminate this Lease without penalties if Landlord (a) fails to complete such repair work within one hundred and eighty (180) days from the date of the occurrence of such Partial Damage, or (b) cannot reasonably be expected to complete such repair work within one hundred and eighty (180) days from the date of the occurrence of such Partial Damage. If Tenant chooses to terminate this Lease pursuant to this Paragraph 7.5, this Lease shall be terminated as of the date of the occurrence of such Partial Damage.

     7.6 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Article VII, Tenant shall be entitled to a pro rata refund of any rent or other monetary amounts paid in advance. In addition, Landlord shall return to Tenant Tenant's Security Deposit in the manner described in
Article V.

                              VIII.  CONDEMNATION

     8.0 LANDLORD'S DUTY TO NOTIFY TENANT. Within ten (10) days after receiving notice that the Leased Premises or a portion thereof may be taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), Landlord shall notify Tenant in writing of the threatened condemnation.

     8.1 TERMINATION. If the Leased Premises or any portion thereof are to be taken by condemnation, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided, however, Tenant may, at Tenant's option, terminate this Lease if (a) more than ten percent (10%) of the floor area of the improvements on the Leased Premises is taken or threatened to be taken by condemnation, (b) more than twenty-five percent (25%) of the land area of the Leased Premises which is not occupied by any improvements is taken or threatened to be taken by condemnation, or (c) any such condemnation or threatened condemnation materially restricts ingress or egress from the Leased Premises. If Tenant chooses to terminate this Lease pursuant to this
Article VIII, Tenant must so notify Landlord before thirty (30) days have lapsed from the date Tenant receives written notice of such condemnation or threatened condemnation from Landlord (or in the absence of such notice, before thirty (30) days have lapsed from the date the condemning authority shall have taken possession of the Leased Premises). Under the aforementioned circumstances the Lease shall terminate as of the date title vests in the condemning authority. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Leased Premises remaining, except that the rent shall abate pro rata based upon the square footage of the total floor area of the Leased Premises taken by condemnation. In any case of a complete or partial taking or conveyance of the Leased Premises, the Tenant shall be entitled to a pro rata refund of any rent and other monetary amounts paid in advance. The Tenant shall receive such portion of any condemnation award to which it is entitled under statutory or common law. Any award for the taking of all or any part of the Leased Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of this leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any portion of the award for loss of or damage to Tenant's trade fixtures and removable personal property, and Tenant may bring apportionment proceedings to identify the portion of the award to which Tenant is entitled. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damages to the Leased Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.

              IX.  MAINTENANCE, ALTERATIONS, AND SURRENDER

     9.0 MAINTENANCE. Tenant shall during the term of this Lease keep in good order, condition and repair, the Leased Premises and every part thereof, structural or non-structural, and all adjacent sidewalks, landscaping, driveways, parking lots, fences, and signs located in the areas which are adjacent to and included with the Leased Premises. Landlord shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Leased Premises, and Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Leased Premises in good order, condition, and repair.

     9.1  ALTERATIONS.

     (a) Without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall not make any alterations, improvements, additions, utility installations in, on, or about the Leased Premises, except for non-structural alterations not exceeding Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in cost; Tenant is expressly permitted to effect nonstructural alterations to the Leased Premises if the cost of such alterations does not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00). As used in this Paragraph 9.1, the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits, and wiring. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements, additions, or utility installations at the expiration of the term, and to restore the Leased Premises to their prior condition.

     (b) Tenant shall give Landlord not less that ten (10) days' notice prior to the commencement of any work in the Leased
     Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law.

     (c) Unless Landlord requires their removal as set forth in Paragraph 9.1(a), all alterations, improvements, additions, and utility installations (whether or not such utility installations constitute fixtures of Tenant), which may be made on the Leased Premises, shall become the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 9.1(c), Tenant's machinery, trade fixtures, and equipment shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 9.2. All machinery, trade fixtures, and equipment which Tenant does not remove from the Leased Premises upon the termination of the Term shall become the property of Landlord.

     9.2 SURRENDER. Upon the termination of the Term, Tenant shall surrender the Leased Premises to Landlord in the same condition as when received on the Commencement Date (subject to Paragraphs 9.1(a) and (c)), broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Leased Premises occasioned by the removal of Tenant's trade fixtures, furnishings, and equipment pursuant to Paragraph 9.1(c)), which repair shall include the patching and filling of holes and repair of structural damage.

     9.3 LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this Article 9, Landlord may at its option (but shall not be required to) enter upon the Leased Premises, after ten (10) days' prior written notice to Tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of seven and one-half percent (7.5%) per annum shall become due and payable by Tenant.

                        X.  ASSIGNMENT AND SUBLETTING

     Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Leased Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Notwithstanding anything contained herein to the contrary, and so long as Tenant is not otherwise in default under this Lease, Tenant may assign this Lease without Landlord's consent to (a) Tenant's corporate parent, the corporate subsidiaries of Tenant or its corporate parent, or any corporation in which Tenant or said parent or subsidiaries shall own a controlling interest, or (b) any purchaser of substantially all of Tenant's assets located at the Leased Premises or Tenant's stock, provided that the assignee executes an agreement assuming Tenant's obligations hereunder. In the event that the net worth of the assignee following the assignment incidental to the sale of Tenant's assets or stock is less that ten (10) times the reasonably estimated remaining monetary obligations of Tenant under the Lease, the entity receiving the proceeds from such sale shall be liable for Tenant's remaining obligations under the Lease.

                        XI. LIENS AND ENCUMBRANCES

     11.0 ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber Landlord's interest in and to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises in any way become subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, subject to Tenant's right to contest any such lien or encumbrance as described in Paragraph 11.1 hereinbelow. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant other than a claim by Landlord, shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

     11.1 LIENS AND RIGHT TO CONTEST. If a person should attempt to place a mechanics', laborers', or materialmen's lien upon any part of the Leased Premises, Tenant shall so notify Landlord in writing within ten (10) days of discovering the attempt to place such a lien. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Leased Premises by, or at the direction or sufferance of, Tenant; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, upon Landlord's request, a bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens; provided further, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

                             XII. UTILITIES

     Tenant shall purchase all utility services, including without limitation, fuel, water, sewerage, and electricity, from the utility or municipality providing such service, and shall pay for such services, together with any taxes thereon, when such payments are due.

                       XIII. INDEMNITY AND WAIVER

     13.0 TENANT'S INDEMNITY. Tenant and its successors and assignees will protect, defend, indemnify, and save harmless Landlord, and its heirs, successors, and assignees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or
(b) the performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof performed by or on behalf of Tenant during the Lease Term.

     13.1 EXEMPTION OF LANDLORD FROM LIABILITY. Except as set forth in Paragraph 7.4(a), Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for the damage to the goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Leased Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the building of which the Leased Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Leased Premises are located. Nothing in this Paragraph 13.1 is intended to grant, and Tenant expressly does not grant, Landlord the right to seek indemnification from Tenant for any costs incurred by Landlord as a result of claims or demands or liability arising out of the matters discussed in this Paragraph 13.1.

     13.2 LANDLORD'S INDEMNITY. Landlord and its heirs, successors, and assignees will protect, defend, indemnify, and save harmless Tenant, and its agents, employees, officers, and directors from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of any failure on the part of Landlord to perform or comply with any of the terms of this Lease.

                     XIV. RIGHTS RESERVED TO LANDLORD

     Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord reserves the following rights to be exercised at Landlord's election:

     (a) Upon five (5) days notice to Tenant, except in case of emergency, to enter and/or inspect the Leased Premises and to make repairs, additions, or alterations to the Leased Premises; and

     (b) Upon five (5) days notice to Tenant, to show the Leased Premises to persons having a legitimate interest in viewing the same.

Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, so long as such exercise does not result in any interference in the conduct of Tenant's business.

                           XV. QUIET ENJOYMENT

     So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through, or under Landlord.

                    XVI. SUBORDINATION OR SUPERIORITY

     This Lease and Tenant's rights are and shall be subject to any mortgage(s) or trust deed(s) executed by Landlord against the Leased Premises and to any amendments, modifications, or renewals thereof. Tenant shall execute and deliver within fifteen (15) days of the request of Landlord or its mortgagee such acknowledgments or documents as may be requested from time to time in connection with the financing of the Leased Premises including, without limitation, subordination and attornment instruments, and estoppel certificates. Notwithstanding the foregoing, Tenant shall have no obligation to subordinate its interest in this Lease to the holder of any mortgage(s) or trust deed(s) executed by Landlord unless Tenant has received from such mortgagee a so-called "Nondisturbance Agreement" in form and content satisfactory to Tenant.

                             XVII. REMEDIES

     17.0 DEFAULTS. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

     (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgement or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

     (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

     (c) Tenant shall make any assignment for the benefit of creditors or shall apply for consent to the appointment of a receiver for tenant or any of the property of Tenant; or

     (d) The Leased Premises are levied upon by any revenue officer or similar officer as the result of any act or omission of Tenant; or

     (e) A decree or order appointing a receiver of all or substantially all of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof; or

     (f) Tenant shall default in any payment of rent or in any other payment required to be made by Tenant hereunder and such default shall continue for ten (10) days after delivery of notice thereof in writing to Tenant; or

     (g) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

     (h) Tenant shall vacate and abandon the Leased Premises and cease payment of rent. It shall not be an instance of default if Tenant vacates and abandons the Leased Premises but continues to pay rent; or

     (i) Tenant shall default in keeping, observing, or performing any of the other covenants or agreements herein contained to be kept, observed, and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

Upon the occurrence of any one or more of such events of default, Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for or otherwise required by applicable law), to enter into and upon the Leased Premises, in accordance with the requirements of applicable law, and to repossess the Leased Premises as the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying the Leased Premises, without relinquishing the Landlord's rights to the rent or any other right given to the Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (1) an amount equal to the present value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (2) the cost of performing any other covenants to be performed by the Tenant. If the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease, the Landlord may enter into the Leased Premises, remove the Tenant's signs, if any, and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its
obligations under this Lease.   In the event Landlord elects to terminate the
Tenant's right to possession only, Landlord shall exercise reasonable efforts to relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Leased Premises as part of a larger area and the right to change the character or use made of the Leased Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. All expenses of decorating, changing, altering, and adding to the Leased Premises shall be borne solely by Landlord. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent and other sums provided herein to be paid by Tenant for the remainder of the Lease Term as the same shall become due and payable. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, reasonable attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease Term, Tenant shall pay to Landlord on demand any deficiency as the same shall become due and payable. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 17.0 from time to time. Tenant shall pay all costs and expenses, including attorneys' fees and costs, incurred by Landlord in recovering such sums due hereunder.

      17.1 REMEDIES CUMULATIVE. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

      17.2 NO WAIVER. No delay or omission of either party to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken, or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other sums due hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's rights hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

      17.3 COMPLIANCE WITH LAWS. Notwithstanding anything contained herein to the contrary, Landlord shall pursue its remedies hereunder in accordance with the laws and judicial decisions of the State of California.

                          XVIII.  MISCELLANEOUS

      18.0 AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease to be kept and performed by either party, shall in any manner be altered, waived, modified, changed, or abandoned except by a written instrument, duly signed and delivered by the other party.

      18.1 NOTICES. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if delivered personally or mailed by United States certified mail in an envelope properly stamped and addressed to Tenant at Tenant's Address described in Paragraph 1.2(g) hereof or at such other address as Tenant may heretofore or hereafter have designated by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if delivered personally or mailed by United States certified mail in an envelope properly stamped and addressed to Landlord at Landlord's Address described in Paragraph 1.2(h) hereof, or at such other address or to such other agent as Landlord may heretofore have designated by written notice to Tenant. The effective date of any notice shall be the date of personal delivery or, in the case of mailing, three (3) business days after delivery of the same to the United States Postal Service.

      18.2 MEMORANDUM OF LEASE. Tenant may record this Lease or a "short form" memorandum of this Lease without Landlord's prior consent. Either party shall, within five (5) business days after request by the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording.

      18.3 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this

Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

      18.4 CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

      18.5 SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

      18.6 LAW APPLICABLE. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      18.7 COVENANTS BINDING ON SUCCESSORS. All of the covenants, agreements, conditions, and undertakings contained in this Lease shall extend and inure to and be binding upon the permitted heirs, executors, administrators, successors, and assignees of the respective parties hereto.

      18.8 BROKERAGE. Each of Landlord and Tenant represents and warrants for itself that it has not had any dealings with any broker or agent in connection with the transactions contemplated hereby. Each of Landlord and Tenant covenants to pay, hold harmless, and indemnify the other from and against any and all costs, expenses, or liability for any compensation, commissions, and charges claimed by any broker or agent, with respect to the transactions contemplated hereby or the negotiation thereof and arising by virtue of the acts of the indemnifying party.

      18.9 ATTORNEY'S FEES. If either party herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

      18.10 TENANT'S RIGHT TO PERFORM LANDLORD'S DUTIES. If Landlord fails to perform any of its duties under this Lease within ten (10) days following its time for performance of the same, Tenant shall have the right (but not the obligation) to perform such duties on behalf of Landlord, at the expense of Landlord and without further notice to Landlord, and all expenses incurred by Tenant in performing such duties shall be paid by Landlord to Tenant, together with interest thereon at the rate of seven and one-half percent (7.5%) per annum; provided, however, Tenant is hereby granted the right to set off against rent and other sums owing to Landlord hereunder all sums to be paid to Tenant under this Paragraph 18.10.

      18.11 TRUSTEES INDIVIDUALLY LIABLE. If the Wagner Living Trust should dissolve or for any reason cease to exist, Gordon N. Wagner and Peggy M. Wagner shall, jointly and separately, succeed to all of the Wagner Living Trust's rights and responsibilities under this Lease as if this Lease were entered into between Hawker Pacific and Gordon N. Wagner and Peggy M. Wagner in their individual capacities.

      18.12 EXECUTION IN COUNTERPARTS. This Lease may be signed in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument.

      18.13 REPRESENTATIONS OF SIGNATORIES. Landlord and Tenant have executed this Lease on the dates opposite their names. The party executing this Lease on behalf of Tenant represents and warrants that the party is authorized to bind Tenant to this Lease. Gordon N. Wagner and Peggy M. Wagner represent and warrant that they are executing this Lease on behalf of themselves in their individual capacities and on behalf of the Wagner Living Trust as the Co-Trustees of the Wagner Living Trust.


                             XIX.  OPTION TO RENEW

     Tenant is hereby granted the option (the "Extension Option") to extend the term of this lease for one (1) period of five (5) years (the "Extended Term"), commencing on the date immediately following the Expiration Date. Tenant shall provide Landlord with at least ninety (90) days prior written notice of Tenant's election to exercise the Extension Option. The Extended Term shall be governed by the same terms and conditions as contained in this Lease. Rent for the Extended Term shall be the same as if the rent under the Lease had continued uninterrupted through the Extended Term with all necessary CPI adjustments pursuant to Paragraph 4.0.1.

                      (SIGNATURE PAGE FOLLOWS IMMEDIATELY)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                                          LANDLORD:

Dated: 11-21-94                           /s/ Gordon N. Wagner
      ---------                           -----------------------------------
                                          GORDON N. WAGNER, Individually, and
                                          as Co-Trustee of the Wagner Living
                                          Trust


Dated: 11-21-94                           /s/ Peggy M. Wagner
      ---------                           -----------------------------------
                                          PEGGY M. WAGNER, Individually, and
                                          as Co-Trustee of the Wagner Living
                                          Trust


Dated: 11/18/94                           /s/ Joseph W. Basinger
      ---------                           -----------------------------------
                                          JOSEPH W. BASINGER


Dated: 11/18/94                           /s/ Viola Marie Basinger
      ---------                           -----------------------------------
                                          VIOLA MARIE BASINGER



                                          TENANT:

                                          HAWKER PACIFIC, INC.

Dated: 14 Nov 1994                        By: /s/ David L. Lokken
      ------------                           --------------------------------

                                          Its: PRESIDENT
                                              -------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION




               That portion of the east 100 feet of the west half of lot 62 of Lankershim Ranch Land and Water Company's subdivision of the east 12,000 acres of the south half of the Ranch X Mission of San Fernando, in the city of Los Angeles, county of Los Angeles, State of California as per map recorded in Book 31, Pages 39 seq. of miscellaneous records in the office of the City Recorder of said county line northerly of a line, extending south 89 degrees 4 feet 25 inches east from a point in the centerline of Tujunga Avenue, 50 feet wide distant north zero degrees 00 feet
               30 inches west 406.44 feet from the intersection of said centerline of the westerly prolongation of the southerly line of said lot 62. Except therefrom the southerly 30 feet thereof.